Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40175) pertaining to the Betz Laboratories, Inc. Employee Stock Ownership and 401K Plan and in the related Prospectus of our report dated May 27, 1994, with respect to the financial statements and schedules of the Betz Laboratories, Inc. Employee Stock Ownership and 401K Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




Philadelphia, Pennsylvania                               s/ Ernst & Young
June 21, 1994